EXHIBIT 10.8

SERVICES AGREEMENT
by and among
AMERICAN PROCESSING COMPANY, LLC,
TROTT & TROTT, P.C.
and
DAVID A. TROTT
March 14, 2006

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

SERVICES AGREEMENT
     This Services Agreement (this “Agreement”), dated as of March 14, 2006 (the “Effective Date”), is by and between American Processing Company, LLC, a Michigan limited liability company (the “Default Specialist”), Trott & Trott, P.C., a Michigan professional services corporation (the “Firm”), and, for certain limited purposes, David A. Trott. The Firm and the Default Specialist are hereinafter collectively referred to as the “Parties”. Unless otherwise indicated, capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1 below.
RECITALS
     A. The Firm is engaged in the Practice of Law with its principal office in Bingham Farms, Michigan. Prior to the date hereof, in addition to the Practice of Law, the Firm provided certain non-legal services to Clients, including the Mortgage Default Services.
     B. Immediately prior to, and in connection with the transactions contemplated by this Agreement, the Firm has contributed (the “Contribution”) to the Default Specialist substantially all of the assets and the liabilities of the Firm specified in the Contribution Documents used by the Firm in the business of providing Mortgage Default Services to the Firm’s Clients.
     C. The Firm and Dolan APC LLC, a Delaware limited liability company (the “Buyer”), the Default Specialist and David A. Trott are parties to that certain Membership Interest Purchase Agreement, executed prior to this Agreement on the date hereof (the “Purchase Agreement”), pursuant to which the Buyer purchased 81% of the membership interest in the Default Specialist owned by the Firm (the “Purchased Membership Interest”).
     D. The Firm now desires, subject to the terms and conditions described herein, to engage the Default Specialist to provide Mortgage Default Services to the Firm for the benefit of its Clients; provided, however, that the performance of any Legal Services in connection with the business of the Firm shall continue to be performed by the Firm.
     E. David A. Trott has agreed to become a party to this Agreement for the limited purpose of agreeing to certain covenants applicable to him as set forth herein.
AGREEMENTS
     In consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I. DEFINITIONS
     1.1. Definition of Certain Terms. The terms defined in this Section 1.1, whenever used in this Agreement (including in the schedules and exhibits), shall have the respective meanings indicated below for all purposes of this Agreement:
PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

     “Affiliate” as applied to any Person, means any other Person, directly or indirectly, controlling, controlled by, or under common control with, that Person. The term “control” (including, with correlative meanings, the terms “controlling, “controlled by” and” under common control with”), as applied to any Persons, includes the possession, directly or indirectly, of twenty percent (20%) or more of the voting power (or in the case of a Person which is not a corporation, twenty percent (20%) or more of the ownership interest, beneficial or otherwise) of such Person or the power otherwise to direct or cause the direction of the management and policies of that Person, whether through voting, by contract or otherwise. Notwithstanding anything to the contrary herein, for purposes of this Agreement, David A. Trott shall be considered an “Affiliate” of the Default Specialist.
     “Agencies” shall mean, individually or collectively, Fannie Mae, Freddie Mac, FHA, VA and GNMA and any other governmental agencies or quasi-governmental agencies who are residential mortgage lenders or residential mortgage loan servicing companies that are or become Clients of the Firm.
     “Agreement” has the meaning set forth in the Preamble of this Agreement.
     “Amended Fee Schedule Date” means January 1, 2008 and each second anniversary thereof.
     “Amended Fee Schedule” has the meaning set forth in Section 3.1(b) of this Agreement.
     “Applicable Law(s)” means any statute, law, ordinance, regulation, requirement, order or rule of any federal, state, local government or other governmental agency or body or of any other type of regulatory body, or any governmental or administrative interpretation of any thereof, including, but not limited to, any and all federal, state and local laws governing the legal profession generally, including but not limited to, the Michigan Rules of Professional Conduct, the Fair Debt Collection Practices Act and the Graham-Leach-Bliley Act.
     “Breaching Party” has the meaning set forth in Section 9.3 of this Agreement.
     “Buyer” has the meaning set forth in the Recitals of this Agreement.
     “Business” means the business of providing Mortgage Default Services.
     “Business Day” means a day of the year on which banks are not required or authorized by law to close in Detroit, Michigan.
     “Change” and “Changes” have the meaning set forth in Article X of this Agreement.
     “Claim” has the meaning set forth in Section 12.6 of this Agreement.
PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

     “Clients” shall mean residential mortgage lenders or residential mortgage loan servicing companies that have engaged the Firm, or may engage the Firm in the future, as well as any other Person who receives Legal Services from the Firm.
     “Contribution Documents” means that certain Contribution Agreement, dated as of the date hereof, by and between the Firm and the Default Specialist, and any other agreements, documents and certificates executed in connection with the Contribution Agreement and the Contribution.
     “Contribution” has the meaning set forth in the Recitals of this Agreement.
     “Default Specialist Confidential Information” has the meaning set forth in Section 7.1(a) of this Agreement.
     “Default Specialist Intellectual Property” has the meaning set forth in Section 7.6 of this Agreement.
     “Default Specialist Workforce” has the meaning set forth in Section 5.1 of this Agreement.
     “Default Specialist” has the meaning set forth in the Preamble of this Agreement.
     “DLNP” means Detroit Legal News Publishing, LLC, a Michigan limited liability company.
     “DLNP Agreement” means that certain Agreement, dated as of November 30, 2005, by and among DLNP, the Firm and David A Trott.
     “Effective Date” has the meaning set forth in the Preamble to this Agreement.
     “Employee Expenses” means any and all employee costs of the Default Specialist Workforce, including, but not limited to, personnel salaries, overtime, bonuses, commissions, fringe benefits, accrued vacations, sick leave time, profit sharing, pension, and any insurance benefits.
     “Engagement Letter” means any engagement letter, contract, agreement or other arrangement between the Firm and a Client.
     “Extended Term” has the meaning set forth in Section 9.2 of this Agreement.
     “Fannie Mae” shall mean the Federal National Mortgage Association.
     “Fee Schedule” has the meaning set forth in Section 3.1(a) of this Agreement.
PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

     “Firm Confidential Information” has the meaning set forth in Section 7.2(a) of this Agreement.
     “Firm Damages” has the meaning set forth in Section 12.4 of this Agreement.
     “Firm Restrictive Covenants” has the meaning set forth in Section 8.1 of this Agreement.
     “Firm” has the meaning set forth in the Preamble of this Agreement.
     “First Invoice” has the meaning set forth in Section 3.2(a) of this Agreement.
     “FHA” shall mean the Federal Housing Administration.
     “Force Majeure Condition” shall mean any condition or event beyond the control of the Party affected thereby, including, but not limited to, fire, explosion, or other casualty, act of God, war or civil disturbance, acts of public enemies, embargo, the performance or non-performance of third parties, acts of city, state, local or federal governments in their sovereign, regulatory, or contractual capacity, labor difficulties and strikes.
     “Freddie Mac” shall mean the Federal Home Loan Mortgage Corporation.
     “GNMA” shall mean the Government National Mortgage Association.
     “Indemnified Party” has the meaning set forth in Section 12.6 of this Agreement.
     “Indemnifying Party” has the meaning set forth in Section 12.6 of this Agreement.
     “Initial Term” has the meaning set forth in Section 9.1 of this Agreement.
     “Insolvent” means a party who: (a) fails to pay its debts in the ordinary course of business as they come due; (b) makes an assignment for the benefit of its creditors, or voluntarily commences proceedings in bankruptcy, reorganization or liquidation under the Bankruptcy Code or under any other state, federal or Applicable Law for the relief of debtors (or an action under any such laws is commenced against such party and is not discharged within 60 days); or (c) has a receiver, trustee or custodian appointed to operate its business who is not discharged within 60 days of his, her or its appointment.
     “Investors” shall mean Fannie Mae, Freddie Mac and the Private Investors, collectively.
     “Invoice” means any Monthly Invoice, First Invoice, Second Invoice or Supplemental Invoice.
     “Legal Services” means counseling or assisting others in matters that require the use of legal discretion and profound legal knowledge, the giving of advice or the rendering of any service requiring the use of legal skill or knowledge.
PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

     “Make-Up File Fee” has the meaning set forth in Section 3.1(a) of this Agreement.
     “Malpractice Insurance Policies” has the meaning set forth in Section 4.6 of this Agreement.
     “Material Breach” means any breach of this Agreement by one Party that:
     (a) significantly deprives the Non-breaching Party of the benefits afforded to it under this Agreement;
     (b) causes the Non-breaching Party to suffer losses or damages that can not be properly redressed by the payment of money; or
     (c) constitutes gross negligence or willful misconduct on the part of the Breaching Party.
     “Monthly Invoice” has the meaning set forth in Section 3.2(a) of this Agreement.
     “Mortgage Default Services” means services undertaken in connection with residential mortgage defaults including, but not limited to, the processing of foreclosure sales, evictions and bankruptcy filings, but excluding in each instance any Legal Services.
     “Non-breaching Party” has the meaning set forth in Section 9.3 of this Agreement.
     “Objection Notice” has the meaning set forth in Section 3.1(b) of this Agreement.
     “Office Products” has the meaning set forth in Section 4.4 of this Agreement.
     “Office and Space Sharing Agreement” means that certain Office and Space Sharing Agreement, dated as of the date hereof, by and between the Firm and the Default Specialist.
     “Parties” has the meaning set forth in the Preamble of this Agreement.
     “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
     “Practice of Law” means any activities that constitute providing Legal Services.
     “Prevailing Party” has the meaning set forth in Section 12.2 of this Agreement.
     “Private Investors” shall mean individual private investors who make or invest in residential mortgage loans.
PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

     “Purchase Agreement” has the meaning set forth in the Recitals to this Agreement.
     “Purchased Membership Interest” has the meaning set forth in the Recitals of this Agreement.
     “Reasonable Attorneys’ Fees” shall mean those attorney’s fees actually incurred in obtaining a judgment in favor of the Prevailing Party.
     “Reimbursable Expenses” has the meaning set forth in Section 3.1(d) of this Agreement.
     “Restricted Period” has the meaning set forth in Section 8.1(a) of this Agreement.
     “Second Invoice” has the meaning set forth in Section 3.2(a) of this Agreement.
     “Standard Operating Procedures” means the operating procedures agreed to by the Parties regarding the integration of Mortgage Default Services provided by the Default Specialist and Legal Services provided by the Firm.
     “Sublease Agreement” means that certain Sublease Agreement, dated as of the date hereof, by and between the Firm and the Default Specialist.
     “Supplemental Invoice” has the meaning set forth in Section 3.1(a) of this Agreement.
     “Termination Date” has the meaning set forth in Section 9.7(a) of this Agreement.
     “Territory” has the meaning set forth in Section 8.1(a) of this Agreement.
     “Work Product” shall mean all work product developed by the Firm, or any of its employees or approved subcontractors (tangible, recorded or otherwise, and without regard to the form of recordation or state of completion) in the performance of Legal Services for Clients, whether or not the services being performed are complete.
     “Work-in-Process” shall mean at any time shall mean all Work Product in the hands of the Firm including, but not limited to, mortgage loan files, bankruptcy, foreclosure or litigation files relating to any Client mortgage loan, working papers, narrative descriptions, reports, data, tapes, diskettes, software (if originally provided by a Client), and all material of similar character.
     “VA” shall mean the Department of Veterans Affairs.
     1.2. Additional Terms. The terms “hereof,” “herein” and “hereunder” and terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” as used in this Agreement is used to list items by way of example and shall not be deemed to constitute a limitation of any term or provision contained
PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

herein. As used in this Agreement, the singular or plural number shall be deemed to include the other whenever the context so requires. Section, paragraph, clause, Exhibit and Schedule references contained in this Agreement are references to sections, clauses and schedules in or to this Agreement, unless otherwise specified.
ARTICLE II. SERVICES TO BE PROVIDED BY THE DEFAULT SPECIALIST
     2.1 Mortgage Default Services. The Firm hereby engages the Default Specialist, and the Default Specialist hereby agrees to perform the Mortgage Default Services that the Firm has determined or established as necessary and essential for the benefit of, and on behalf of its Clients.
     2.2 Supervision of Default Specialist Personnel. The Parties intend that all employees of the Default Specialist who are providing Mortgage Default Services pursuant to this Agreement, shall, to the extent required by Applicable Law, work under the direct or indirect supervision of an attorney employed by the Firm in a manner consistent with the historical practices of the Firm. Such supervising attorney shall have the ultimate authority as to all legal decisions regarding each file, matter, or case for which the Default Specialist is performing Mortgage Default Services.
     2.3 Standard Operating Procedures. The Standard Operating Procedures shall be formulated in compliance with all Applicable Laws. The Standard Operating Procedures shall be amended from time to time by the Firm and the Default Specialist, in accordance with changes in Applicable Law, or for the reasonable accommodation of reasonable requests of Clients, Investors or Agencies, so long as any such amendments shall not materially increase the duties or responsibilities of the Default Specialist hereunder.
     2.4 No Exclusivity. The engagement of the Default Specialist by the Firm is on a non-exclusive basis, and the Default Specialist, in its sole discretion, may provide Mortgage Default Services to any other Person.
ARTICLE III. COMPENSATION AND REIMBURSEMENT
     3.1 Fees and Reimbursement.
(a)	Initial Fee Schedule. Subject to the terms and conditions of this Section 3.1, in consideration for the performance of the Mortgage Default Services hereunder, the Default Specialist will be compensated on a per file fee basis for files referred by the Firm to the Default Specialist for processing in accordance with the following fee schedule (the “Fee Schedule”):

Type of File	Annual Volume of Files	Per File Fee
Foreclosure	≥ [***]	$	[***]
	< [***]	$	[***]
Bankruptcy	≥ [***]	$	[***]
PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Type of File	Annual Volume of Files	Per File Fee
	< [***]	$	[***]
Eviction	≥ [***]	$	[***]
	< [***]	$	[***]
Litigation	≥ [***]	$	[***]
	< [***]	$	[***]
The Parties acknowledge that, in anticipation of exceeding the aggregate level of annual volume of files necessary to qualify for the lower per file fee amounts set forth in the Fee Schedule, the lower per file fees shall be charged by the Default Specialist to the Firm during 2006 and 2007. To the extent that after the conclusion of each such year the aggregate annual volume of files referred by the Firm to the Default Specialist for processing in such year does not exceed [***] files (which, for 2006, shall be computed as if the closing of the transactions under the Purchase Agreement had occurred on January 1, 2006 and this Agreement had been in effect since January 1, 2006), then the Firm shall pay the Default Specialist an additional file fee (the “Make-Up File Fee”) in an amount equal to sum of (A) $[***] multiplied by the number of Foreclosure files referred to the Default Specialist during such year, plus (B) $[***] multiplied by the number of Bankruptcy files referred to the Default Specialist during such year, plus (C) $[***] multiplied by the number of Eviction files referred to the Default Specialist during such year, plus (D) $[***] multiplied by the number of Litigation files referred to the Default Specialist during such year. The Default Specialist shall submit an invoice (a “Supplemental Invoice”) to the Firm for any such Make-Up File Fee. The Firm shall have the right to dispute, in good faith, any Supplemental Invoice in accordance with the procedures set forth in Section 3.2(b) hereof.

To the extent that the Firm and the Default Specialist are unable to agree upon an Amended Fee Schedule on or prior to the Amended Fee Schedule Date pursuant to Section 3.1(b) below resulting in the existing Fee Schedule remaining in effect, the Parties agree that the file fees for each file type that will be charged by the Default Specialist to the Firm in 2008 and thereafter will be based on the lower per file fees.

If at any time prior to the conclusion of a file, such file is converted from one file type to another (e.g., from a foreclosure file to a bankruptcy file), then a new file will be deemed to have been created on the date of such conversion and to have been referred by the Firm to the Default Specialist for processing and the Default Specialist will be entitled to a new file fee in accordance with the Fee Schedule.

(b)	Amended Fee Schedule. On or before the forty-fifth (45th) day prior to an Amended Fee Schedule Date, the Default Specialist may propose to the Firm an amended Fee Schedule (an “Amended Fee Schedule”) that will be in effect for the two-year period commencing with the applicable Amended Fee Schedule Date. On or before the fifteenth (15th) day after receiving the proposed Amended Fee
PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Schedule, the Firm may deliver to the Default Specialist a notice of objection to the proposed Amended Fee Schedule (an “Objection Notice”). If no such Objection Notice is timely delivered by the Firm to the Default Specialist, then that Amended Fee Schedule shall be binding on the parties hereto for the two-year period commencing on the applicable Amended Fee Schedule Date. If the Firm does timely deliver to the Default Specialist an Objection Notice, the Firm and the Default Specialist shall thereafter negotiate with each other in good faith to agree upon an Amended Fee Schedule. If the Firm and the Default Specialist are unable to agree upon an Amended Fee Schedule within fifteen (15) days after an Objection Notice has been given, then the existing Fee Schedule shall remain in effect and the Default Specialist shall thereafter have the option of terminating this Agreement in its sole discretion in accordance with Section 9.4 hereof.

(c)	Client Related Third Party Expenses. Notwithstanding anything to the contrary herein, the Firm agrees that it will pay all Client related third party expenses incurred by the Default Specialist in the performance of the Mortgage Default Services hereunder, including, but not limited to, fees paid for (i) publication of legal notices by DLNP under the DLNP Agreement; (ii) title insurance; (iii) filing of deeds and other legal documents; (iv) sheriff services; (v) packaging services; and (vi) court costs.
     3.2 Invoice and Payments.
(a)	Invoice. Within fifteen (15) days following the end of each calendar month during the term of this Agreement, and any extensions or renewals thereof, the Default Specialist shall submit an invoice to the Firm (each a “Monthly Invoice”) indicating (i) the number and types of files referred by the Firm to the Default Specialist for processing during the preceding month and (ii) the total amount due to the Default Specialist for such files referred during the preceding month. The first such Monthly Invoice shall be delivered on March 15, 2006 (the “First Invoice”) and for this Invoice only, the amount will equal the product of: (X) [***]; (Y) the sum of (I) files created by the Firm for the [***] prior to and including the Effective Date, plus (II) [***], [***] and [***] of the Foreclosure, Bankruptcy and Eviction files, respectively, created by the Firm during the period [***] to [***] prior to the Effective Date; and (iii) the per file fee identified in the Fee Schedule. The second Monthly Invoice shall be delivered on April 15, 2006 (the “Second Invoice”) and for this Invoice only, the amount will equal the product of: (Y) the files created by the Firm for the period subsequent to the Effective Date and ending on March 31, 2006 and (Z) the per file fee identified in the Fee Schedule.

(b)	Objection. The Firm shall have the right to dispute, in good faith, any Invoice, in part or in total. The Firm will promptly notify the Default Specialist of any dispute regarding any Invoice, and the Parties agree to use their best efforts to promptly resolve any such dispute. If the Parties are unable to reach a resolution,
PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

then the Parties will choose a mutually acceptable independent accounting firm to resolve such dispute. The decision of the independent accounting firm shall be final as to all matters relating to such dispute, and the Parties shall split all costs associated with the engagement of the independent accounting firm equally. When attempting to resolve any such dispute, the Parties agree to allow the other Party and the independent accounting firm access to all information relevant to such issue(s) in dispute, unless such access would violate any other provision of this Agreement, the attorney client privilege or any client secrets.

(c)	Payment. The Firm shall pay each Invoice within fifteen (15) days after receipt thereof; provided, however, that the Firm is under no obligation to make any payments for any amounts in any Invoice that is subject to a dispute as provided in Section 3.2(b) above, until ten (10) days after such dispute is resolved.
     3.3 Reasonable Value. The Firm and the Default Specialist acknowledge and agree that the Fee Schedule has been, and any Amended Fee Schedule shall be, negotiated at arm’s-length and represents the reasonable value of the Mortgage Default Services furnished by the Default Specialist pursuant to this Agreement, considering the nature and volume of the services required. Payment of the fees pursuant to Section 3.2 hereof is not intended to be and shall not be interpreted or applied as permitting the Default Specialist to share in the Firm’s fees for Legal Services performed by the Firm on behalf of its Clients.
ARTICLE IV. AFFIRMATIVE COVENANTS OF THE FIRM
     4.1 Exclusive Use of the Default Specialist for Mortgage Default Services. During the term of this Agreement and any extensions or renewals thereof, the Firm shall engage only the Default Specialist to provide Mortgage Default Services on behalf of a Client, and shall not retain, hire, employ, use or engage any other Person to provide such services unless specifically so directed by a Client or Investor. Without limiting the foregoing, the employees of the Firm shall not provide Mortgage Default Services to any Client without the prior written consent of the Default Specialist.
     4.2 Notification to and Consents from Clients. In accordance with Applicable Law and any Engagement Letter, the Firm shall notify and, where required by the terms or conditions of any Engagement Letter, obtain the consent of its existing Clients and any new Clients of the Firm’s intention to use the Default Specialist to provide Mortgage Default Services.
     4.3 Supervision of Default Specialist. The Firm agrees to cause its attorneys to provide supervision of the employees of the Default Specialist that are providing Mortgage Default Services in compliance with Applicable Law.
     4.4 Support of the Default Specialist. Pursuant to the Office and Space Sharing Agreement, the Firm shall permit employees of the Default Specialist to (i) utilize its office space without charge, as the Parties shall mutually determine, and (ii) provide access to, and the authorized use of, all software and assets owned or licensed by the Firm needed by the Default
PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Specialist to operate the Business and to adequately and efficiently provide the Mortgage Default Services to the Firm and its Clients; provided, however, that all office furniture, office equipment (including, but not limited to, telephones, computers and copiers), office supplies and all other normal and customary office products associated with or required to perform the Mortgage Default Services contemplated by this Agreement (collectively, the “Office Products”) shall be the responsibility of the Default Specialist. Notwithstanding the foregoing, the Firm shall have no responsibility for any Employee Expenses.
     4.5 Compliance With Law; Adherence to Professional Standards.
     (a) Professional Ethical Requirements. From and after the Effective Date, the Firm shall fully inform the Default Specialist of all professional ethical responsibilities relating to the Practice of Law (and any changes thereto), as the same may be applicable to any services performed by the Default Specialist under this Agreement. The Firm will inform the Default Specialist of and cooperate with the Default Specialist to assure that any confidences and secrets of Clients will be protected and maintained to the full extent required by any professional ethics rules applicable to the Practice of Law.
     (b) Compliance with Applicable Laws. The Firm shall perform Legal Services diligently, conscientiously and in a manner consistent with professional and ethical standards and in compliance with all Applicable Laws, including laws and professional ethical rules and requirements applying to the legal profession, and requirements of the Agencies. It is expressly acknowledged by the Parties that all Legal Services provided by the Firm shall be performed solely by licensed attorneys or under the direct supervision and control of licensed attorneys. Each of the attorneys working for the Firm shall be licensed to practice law in the State of Michigan, and any other state or federal district in which such attorney renders Legal Services. The Firm shall require that all attorneys who are licensed and in good standing as lawyers with the applicable licensing authorities in one or more states and who perform the Practice of Law who are employees of the Firm comply with Applicable Laws, including, but not limited to, all applicable ethical standards and rules of professional responsibility relating to the Practice of Law.
     4.6 Maintenance of Malpractice Insurance. During the term of this Agreement and any extensions or renewals thereof, and except as otherwise provided herein, the Firm shall maintain legal malpractice insurance policies (the “Malpractice Insurance Policies”) in at least the same amount as provided for by the Firm’s current Malpractice Insurance Policies issued by an insurance carrier with an A.M. Best rating of “A” or better. The Firm represents and warrants that the Malpractice Insurance Policies, as described on Exhibit A hereto, are in full force and effect and the Firm is not in default under any of them and no material claim for coverage thereunder has been denied under any such current Malpractice Insurance Policies with respect to any matter. At the request of the Default Specialist from time to time, the Firm shall furnish the Default Specialist with a copy of the certificate of insurance evidencing the coverage under such Malpractice Insurance Policies and the Firm agrees that no such Malpractice Insurance Policies may be cancelled or the amount of coverage under such Malpractice Insurance Policies reduced without thirty (30) days prior written notice to the Default Specialist.
PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

ARTICLE V. AFFIRMATIVE COVENANTS OF THE DEFAULT SPECIALIST
     5.1 Hiring and Maintenance of Default Specialist Workforce; Compensation. The Default Specialist shall employ or otherwise retain and be responsible for selecting, hiring, training and supervising all personnel necessary or appropriate for the proper operation of the Default Specialist and the provision of Mortgage Default Services to the Firm (the “Default Specialist Workforce”). All employee and employment benefit matters shall be the responsibility of the Default Specialist, including, but not limited to, the number, nature, type, quality and compensation of the Default Specialist Work Force and all administrative or governmental filings regarding employment. The Default Specialist shall have sole responsibility for the Employee Expenses.
     5.2 Office Products. The Default Specialist shall provide all Office Products to its employees in connection with its obligations under this Agreement, and shall have sole responsibility for the maintenance and insurance of such personalty, subject to the terms of the Office and Space Sharing Agreement.
     5.3 Performance of Mortgage Default Services. Default Specialist shall perform the Mortgage Default Services in a manner consistent with the historical practices of the Firm. Default Specialist shall perform the Mortgage Default Services and shall otherwise fulfill its obligations under this Agreement faithfully, diligently and to the best of its ability .
     5.4 Prohibition Against Providing Legal Services. The Parties hereto acknowledge that the Default Specialist is not authorized or qualified to engage in any activity which under Applicable Laws may only be performed by licensed attorneys and that nothing herein shall be construed as permitting or authorizing the Default Specialist to provide Legal Services to Clients. Notwithstanding anything to the contrary in this Agreement, to the extent any act or service required of the Default Specialist is construed or deemed to constitute the provision of Legal Services, the Default Specialist is released from any obligation to provide, and the Firm shall be deemed not to have requested the Default Specialist to provide, such act or service.
     5.5 Independence of the Firm. The Firm will be the exclusive provider of Legal Services to Clients under this Agreement and the Firm shall have complete and absolute control over the methods by which the Practice of Law is conducted by the Firm. All matters involving the internal management, control, or finances of the Firm shall remain the sole responsibility of the Firm and its shareholders, and the Default Specialist shall have no authority whatsoever over the Firm as it relates to its Practice of Law.
ARTICLE VI. CERTAIN COVENANTS OF BOTH PARTIES
     6.1 No Use of Party and Client Name. Without prior written consent, the Parties agree that they will not use, in any advertising or promotional material or media, the other Party’s name or logo or the name and logo of any affiliate of the other Party, or otherwise identify the other Party or any Client.
PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

     6.2 Records. The Parties shall maintain accurate books and records regarding the provision of Mortgage Default Services to the Firm by the Default Specialist, in compliance with all Applicable Laws, but in no event for less than five (5) years or for such longer period as may be required in connection with any initial public offering of the securities of the Default Specialist or its Affiliates.
     6.3 No Assignment Without Consent. The Parties hereby agree that neither this Agreement, nor any duties or obligations under this Agreement, shall be assigned or transferred by either party without the prior written consent of the other.
ARTICLE VII. CONFIDENTIALITY; INTELLECTUAL PROPERTY
     7.1 Protection of the Default Specialist’s Confidential Information.
     (a) Confidential Information. All confidential information, proprietary information and rights, and trade secrets of the Default Specialist (the “Default Specialist Confidential Information”), shall be safeguarded and treated as confidential by the Firm. Default Specialist Confidential Information includes, but is not limited to, records, files, documents, bulletins, publications, manuals, financial data and information, marketing plans and proposals, accounting control procedures and any information relating to and concerning the identity of customers, prospects, suppliers, employees and manner of operations of the Default Specialist. Default Specialist Confidential Information shall also include specifications, software code (including, but not limited to, the Veritas Software (as defined in the Purchase Agreement)), design, materials, documentation, flow charts, diagrams, schematics, data, databases, and business and production methods and techniques of the Default Specialist and all other confidential information, proprietary information and rights, and trade secrets of the Default Specialist.
     (b) Nondisclosure of Confidential Information. The Firm recognizes and acknowledges that the Default Specialist Confidential Information is valuable, special and unique and that the protection of Default Specialist Confidential Information is critical to the Default Specialist and its ability to maintain its competitive advantage over its competitors. In furtherance of this, the Firm shall use Default Specialist Confidential Information solely in conjunction with this Agreement. Without the express written consent of the Default Specialist, the Firm shall not at any time disclose Default Specialist Confidential Information to any Person except in furtherance of this Agreement.
     (c) Disclosure under Court Order. Notwithstanding the foregoing restrictions, the Firm may use and disclose any Default Specialist Confidential Information to the extent required by an order of any court or other governmental authority, but only after the Default Specialist has been so notified and has had the opportunity, if possible, to obtain reasonable protection for such information in connection with such disclosure. The Firm shall cooperate fully with the Default Specialist in connection with obtaining any protective order or other appropriate remedy.
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     7.2 Protection of Firm Confidential Information.
     (a) Confidential Information. All confidential information, proprietary information and rights and trade secrets of the Firm (“Firm Confidential Information”), shall be safeguarded and treated as confidential by the Default Specialist. Firm Confidential Information includes, but is not limited to any records, files, documents, bulletins, publications, manuals, financial data and information, marketing plans and proposals, accounting control procedures, any information relating to and concerning the identity of Clients, customers, prospects, suppliers, employees and manner of operations of the Firm, and any information of or pertaining to a Client that is confidential or privileged pursuant to any contract, statute, regulation, rule, code or legal precedent. Firm Confidential Information shall also include specifications, software code, design, materials, documentation, flow charts, diagrams, schematics, data, databases, and business and production methods and techniques of the Firm and all other confidential information, proprietary information and rights and trade secrets of the Firm.
     (b) Nondisclosure of Confidential Information. The Default Specialist recognizes and acknowledges that Firm Confidential Information is valuable, special and unique and that the protection of Firm Confidential Information is critical to the Firm. In furtherance of this, the Default Specialist shall use Firm Confidential Information solely in conjunction with this Agreement. Without the express written consent of the Firm, the Default Specialist shall not at any time disclose Firm Confidential Information to any Person except in furtherance of this Agreement.
     (c) Disclosure under Court Order. Notwithstanding the foregoing restrictions, the Default Specialist may use and disclose any Firm Confidential Information to the extent required by an order of any court or other governmental authority, but only after the Firm has been so notified and has had the opportunity, if possible, to obtain reasonable protection for such information in connection with such disclosure. The Default Specialist shall cooperate fully with the Firm in connection with obtaining any protective order or other appropriate remedy.
     7.3 Confidentiality of Third Party Information.
     (a) Confidentiality of Third Party Confidential Information. The Parties recognize that each Party has received and in the future may receive confidential or proprietary information of Clients and other third parties and such information is subject to a duty on the part of the recipient to maintain the confidentiality of such information and to use it only for certain limited purposes. The Parties agree at all times during the term of this Agreement and thereafter, to hold in strictest confidence, and not to use, except in connection with the Firm’s performance of Legal Services, or the performance of Mortgage Default Services by the Default Specialist and not to disclose to any Person, or to use it except as necessary in the Firm’s performance of Legal Services, or the performance of Mortgage Default Services by the Default Specialist, consistent with their respective agreements with, or obligations under Applicable Law to, such Clients or other third parties.
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     (b) Covenant Against Disclosure. Each Party agrees to use commercially reasonable efforts to safeguard the confidential material and to prevent the unauthorized, negligent or inadvertent use or disclosure thereof.
     7.4 Exceptions to Definition of Confidential Information. The obligations of the Parties to treat any information as proprietary and confidential under this Article VII shall not apply to information which (i) is publicly available, (ii) is developed by the Default Specialist or the Firm outside the scope of this Agreement or any agreement with a Client, or (iii) is obtained rightfully from third parties not bound by an obligation of confidentiality.
     7.5 Remedies. The Parties acknowledge that disclosure of any confidential material could give rise to irreparable injury to the Parties and that such injury may be inadequately compensable in damages. Accordingly, the Firm or the Default Specialist, as applicable, may seek injunctive relief against the breach or threatened breach of the undertakings set forth in Sections 7.1, 7.2 and 7.3. This relief shall not be exclusive of, and shall be in addition to, any other remedies available at law or equity.
     7.6 Ownership of Intellectual Property. The Firm acknowledges and agrees that, pursuant to the terms of the Purchase Agreement, the Default Specialist owns the worldwide right, title, and interest in and to any and all inventions, original works of authorship, findings, conclusions, ideas, data, databases, flowcharts, scripts, discoveries, developments, concepts, improvements, techniques, processes and know-how, whether or not patentable or registrable under copyright or similar laws, created or developed prior to the date of this Agreement which relate to the provision of Mortgage Default Services including all patent rights, copyrights, trademarks, know-how and trade secrets, or other intellectual property rights related thereto and all modifications, improvements or changes thereto (the “Default Specialist Intellectual Property”).
     7.7 License of the Default Specialist Intellectual Property. During the term of this Agreement, the Default Specialist hereby grants the Firm a nonexclusive, worldwide, and royalty - free license to use the Default Specialist Intellectual Property for the benefit of Clients, subject to the following terms, conditions, and restrictions:
     (a) The license granted pursuant to this Section 7.7 authorizes only the Firm and its authorized employees and any agents or contractors to use the Default Specialist Intellectual Property.
     (b) No part or portion of the Default Specialist Intellectual Property may be sublicensed, copied, reproduced or duplicated by any means, or translated into machine language by the Firm, without the prior express written permission of the Default Specialist, except that the Firm may make those copies of the Default Specialist Intellectual Property necessary for non-productive back-up purposes only.
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     (c) The Firm’s right to use the Default Specialist Intellectual Property under the terms of this Agreement shall commence on the Effective Date and shall continue until the termination of this Agreement.
ARTICLE VIII. RESTRICTIVE COVENANTS
     8.1 Restrictive Covenants of the Firm. As additional consideration for the Default Specialist entering into this Agreement with the Firm and as additional consideration for Buyer to purchase the Purchased Membership Interest from the Firm pursuant to the Purchase Agreement, the Firm covenants with the Default Specialist as follows (with such covenants being collectively referred to below as the “Firm Restrictive Covenants”):
     (a) Non-Compete. During the term of this Agreement (including any extensions or renewals thereof), and for a period of three (3) years following termination of this Agreement (the “Restricted Period”), none of Firm, David A. Trott or any of their respective Affiliates shall directly or indirectly, without the prior written consent of the Default Specialist, purchase, join, control, invest in, organize, start or form any business, individual, partnership, firm, corporation or other entity that will provide Mortgage Default Services anywhere in the States of Illinois, Indiana, Kentucky, Michigan, Ohio, and Wisconsin (the “Territory”). Notwithstanding the foregoing, nothing contained in this Section 8.1(a) shall restrict in any way, the Firm’s or David A. Trott’s ability to provide or perform Legal Services in any way related to Mortgage Default Services.
     (b) Non-Solicitation. During the term of this Agreement (including any extensions or renewals thereof), and for a period of three (3) years thereafter, without the prior written consent of the Default Specialist, none of the Firm, David A. Trott, or any of their respective Affiliates shall, direct or indirectly, whether alone or in connection with any other person or entity, hire, recruit or employ, or solicit or otherwise seek to hire, recruit, or employ, any employee or independent contractor of the Default Specialist.
     8.2 Blue-Pencil. If any court of competent jurisdiction shall at any time deem the term of any particular restrictive covenant contained in Section 8.1 too lengthy or the Territory too extensive, the other provisions of this Section 8.1 shall nevertheless stand, and the Restricted Period and/or the Territory shall be reduced to such duration or size as such court shall determine to be permissible.
     8.3 Remedies. The Firm acknowledges that any breach of any of the Firm Restrictive Covenants could give rise to irreparable injury to the Default Specialist and that such injury may be inadequately compensable in damages. Accordingly, the Parties agree that the Default Specialist may obtain injunctive relief against the breach or threatened breach of the undertakings set forth in Section 8.1 without the posting of any bond or other security. This relief shall not be exclusive of, and shall be in addition to, any other remedies available at law or equity.
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ARTICLE IX. TERM AND TERMINATION
     9.1 Initial Term. The initial term of this Agreement shall be for a period of fifteen (15) years, commencing as of the date hereof and ending at midnight on the fifteenth anniversary of the date hereof (the “Initial Term”).
     9.2 Automatic Ten Year Extensions. This Agreement shall be automatically extended for up to two (2) separate and successive ten (10) year periods (with each such successive ten (10) year period being referred to herein as an “Extended Term”) unless, and only if at least one (1) year prior to the expiration of the Initial Term or, if applicable, at least one (1) year prior to the expiration of the Extended Term then in effect, either party shall give the other written notice of its intention not to extend the Initial Term or, if applicable, the Extended Term then in effect.
     9.3 Termination for Breach. Upon any Party hereto (the “Non-breaching Party”) becoming aware of a Material Breach of this Agreement by any other Party (the “Breaching Party”), the Non-breaching Party shall provide to the Breaching Party a written notice describing such Material Breach. The Breaching Party shall have a sixty (60) day period within which to cure such breach. If the Breaching Party has not cured such Material Breach within such period, the Non-breaching Party may terminate this Agreement. Nothing in this Section 9.3 shall prejudice or otherwise restrict the Non-breaching Party in the exercise of any of its other remedies under this Agreement or Applicable Law.
     9.4 Termination for Failure to Agree Upon an Amended Fee Schedule. The Default Specialist may terminate this Agreement upon thirty (30) days written notice to the Firm any time after the parties hereto have failed to agree upon an Amended Fee Schedule.
     9.5 Termination for Insolvency. In the event a Party shall become Insolvent, the other Party hereto may terminate this Agreement.
     9.6 Provisions Applicable Upon Any Termination of this Agreement.
     (a) Payment of Fees. Notwithstanding any contrary provision contained in this Agreement, upon the expiration of the Initial Term or any Extended Term of this Agreement, or upon any earlier termination of this Agreement pursuant to any of the termination provisions contained in this Agreement, the Default Specialist shall continue to collect and receive all compensation, reimbursement, and payment due for all Mortgage Default Services provided prior to the Effective Date of the expiration or the termination of this Agreement.
     (b) Default Specialist Proprietary Information. The Firm shall immediately discontinue the use of and shall promptly return all Default Specialist Confidential Information that has been made available to the Firm by reason of participation herein and shall return all such property, together with any copies thereof in its possession, to the Default Specialist.
     (c) Firm Proprietary Information. The Default Specialist shall immediately discontinue the use of and shall promptly return all Firm Confidential Information that has been
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made available to the Default Specialist by reason of participation herein and shall return all such property, together with any copies thereof in its possession, to the Firm.
     (d) Access to Records. Subject to any applicable legal ethics limitations and all other limitations and requirements imposed by Applicable Laws, the Firm shall provide to the Default Specialist access, at reasonable times and upon reasonable request, to records relating to the Legal Services provided in connection with any Mortgage Default Services the Default Specialist performed for the Firm, for a period ending one year after the later of (i) expiration of the applicable statute of limitations for any claim which may be asserted against the Default Specialist arising from the activities pursuant to this Agreement, or (ii) conclusion of all matters relating to such claim.
     (e) Return of Work Product. Upon termination of this Agreement, or upon any Client’s earlier request, the Firm will ensure, and the Default Specialist will cooperate fully with the Firm in ensuring that all Work Product and Work-in-Process, or any lesser part designated by the Firm or any Client in writing, shall be returned by the Default Specialist to the Firm or such Client at the Default Specialist’s expense (it being understood and agreed that the Default Specialist shall have no obligation to return any work product developed or arising out of the clerical, technical, administrative and other non-legal services performed by it pursuant to the terms hereof).
     9.7 Post-Termination Services.
     (a) Continued Services. Upon the termination of this Agreement in accordance with Sections 9.3, 9.4 or 9.5, the Default Specialist shall continue to provide Mortgage Default Services to the Firm with respect to the Client matters and files on which it is then working, to the extent that the Default Specialist has undertaken to provide Mortgage Default Services to the Firm prior to the effective date of the expiration or the termination, as applicable (the “Termination Date”). The Default Specialist shall provide such Mortgage Default Services pursuant to this Section 9.7 until the earlier of (i) one year from the Termination Date and (ii) the date that the Firm is able to engage a third party other than the Default Specialist to provide such Mortgage Default Services.
     (b) Payment for Continued Services. The Default Specialist shall receive payment for the provision of Mortgage Default Services pursuant to this Section 9.7 at the same rate as that paid by the Firm prior to the Termination Date for so long as the Default Specialist is providing Mortgage Default Services pursuant to Section 9.7(a).
ARTICLE X. CHANGES
     10.1 Changes. In the event (a) any Applicable Laws, rules, or regulations or any interpretations thereof, or any requirements of Clients, Agencies or Investors at any time during the term of this Agreement are modified, implemented, threatened to be implemented, or determined to prohibit, restrict or in any way materially change the method of providing or paying for Mortgage Default Services as described in or contemplated by this Agreement, or
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(b) the manner of providing Mortgage Default Services, including the nature of the relationship or services involved in foreclosures that are the subject of the Mortgage Default Services, is required to change in any material respect to meet market demands for services of the type rendered by the Firm, which change, in either case has or could reasonably be expected to have a material adverse effect on the ability of either the Firm or the Default Specialist to engage in commercial activity consistent with and in furtherance of its business plans (all of the foregoing being hereinafter collectively referred to as “Changes,” and individually, a “Change”), then the parties to this Agreement shall negotiate in good faith to amend this Agreement as necessary to provide for procurement of services and payment hereunder, while at the same time preserving the economic expectations of the Parties as set forth herein, to the greatest extent possible. To the extent any act or service required of the Default Specialist in this Agreement should be construed or deemed, by any Applicable Law, governmental authority, agency or court to constitute the provision of Legal Services, the performance of said act or service by the Default Specialist shall be deemed waived and forever unenforceable and the provisions of this Section 10.1 shall be applicable. Neither party shall claim or assert illegality as a defense to the enforcement of this Agreement or any provision hereof; instead, any such purported illegality shall be resolved pursuant to the terms of this Section 10.1.
ARTICLE XI. INDEPENDENT RELATIONSHIP
     11.1 Independent Contractor Status. Each of the Parties acknowledges that each is an independent contractor and not an agent, employee or representative of the other. This Agreement shall not create any partnership or joint venture between the parties.
     11.2 No Referral Arrangements. The parties hereby acknowledge and agree that no benefits to the Default Specialist hereunder require or are in any way contingent upon the recommendation, referral or any other arrangement by the Default Specialist for the provision of any Legal Services or other service offered by the Firm.
     11.3 No Restriction on the Default Specialist Expansion. The Default Specialist may from time to time (i) be engaged by the Firm and any other Person to perform services which are not included in or related to the Mortgage Default Services, or (ii) invest in or engage in businesses wholly unrelated to the Mortgage Default Services; provided, however, the Default Specialist shall not provide any Legal Services. Nothing in this Agreement shall be construed to preclude the Default Specialist from providing services the same as or similar to those provided under this Agreement to other customers of the Default Specialist during the term of this Agreement
     11.4 Referrals From Others than the Firm. The Default Specialist may from time to time (i) be engaged by other Persons to perform Mortgage Default Services; (ii) enter into agreements similar to this Agreement with other Persons; and (iii) enter into co-engagements with other law firms which will provide Legal Services for the Default Specialist customers, in all cases without the necessity of obtaining approval from the Firm.
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ARTICLE XII. INDEMNIFICATION; LIMITATIONS OF LIABILITY
     12.1 No Consequential Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES EVEN IF THE LIKELIHOOD OF SUCH DAMAGES IS KNOWN TO SUCH PARTY.
     12.2 Costs of Enforcement. If either Party files suit in any court against the other Party to enforce the terms of this Agreement against the other Party or to obtain performance by the other Party hereunder, the Prevailing Party will be entitled to recover all reasonable costs, including Reasonable Attorneys’ Fees, from the other Party as part of any judgment in such suit. The term “Prevailing Party” shall mean the Party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in the compliant.
     12.3 Force Majeure. No Party hereto shall be liable for delay or default in performing hereunder other than a delay or default in payment of any monies due to the other Party, if such performance is delayed or prevented by a Force Majeure Condition.
     12.4 Indemnification of the Firm by the Default Specialist. The Default Specialist shall indemnify, defend and hold harmless the Firm and its respective officers, directors, employees, members, and shareholders from and against any claims, damages, losses, liabilities, costs and expenses, including reasonable attorney’s fees (collectively, the “Firm Damages”) incurred in connection with the failure of the Default Specialist to perform the Mortgage Default Services in accordance with this Agreement through negligence of the Default Specialist, administrative errors and omissions, or otherwise, including any Firm Damages incurred by the Firm arising out of or in any way related to the Default Specialist’s obligations under Section 5.1 above; provided, however, that the Default Specialist will not be liable for indemnification hereunder to the extent that the claim, damage, loss, liability, or expense results from the willful misconduct or negligence of the Firm; and provided, further, that the maximum obligations for Firm Damages under this Section 12.4 shall be limited to $1,000,000 per action or omission that gives rise to any such indemnification claim and an aggregate cap totaling $15,000,000 during the Initial Term. Such right of indemnification under this Section 12.4 will survive the termination of this Agreement.
     12.5 Indemnification of the Default Specialist by the Firm. The Firm acknowledges that the Firm is responsible for the supervision, as may be required by Applicable Law, of the employees of the Default Specialist providing Mortgage Default Services to the Firm on behalf of the Clients pursuant to this Agreement. The Firm shall indemnify, defend and hold the Default Specialist and its respective officers, directors, employees, members, and partners harmless from and against any claims, damages, losses, liabilities, costs and expenses, including reasonable attorney’s fees which may be imposed upon, incurred by or asserted against the Default Specialist or such other indemnified Persons in any manner relating to or arising out of (i) the provision of Mortgage Default Services by the Default Specialist to the Firm pursuant to this Agreement solely in connection with the failure of an attorney employed by the Firm to properly supervise the employees of the Default Specialist or as a result of complying with such supervising attorney’s direction or supervision, (ii) any breach of or default under any
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Engagement Letter as a result of the referral of files by the Firm to the Default Specialist pursuant to this Agreement, (iii) any disclosure of any information contained in any file or otherwise disclosed by the Firm or its employees or agents in contravention or violation of any Engagement Letter, Applicable Law or other obligation to any other Person or (iv) the access provided to, or the use of, any software and assets owned or licensed by the Firm to the Default Specialist in contravention or violation of (A) any contract, license, lease, agreement or other arrangement to which the Firm is a party or is subject to or (B) Applicable Law. Such right of indemnification under this Section 12.5 will survive the termination of this Agreement, and shall be limited to $1,000,000 per action or omission that gives rise to any such indemnification claim and an aggregate cap totaling $15,000,000 during the Initial Term. Notwithstanding anything to the contrary herein, with respect to indemnification for actions or omissions of the Firm existing as of the date hereof for which indemnification is available to the Default Specialist under the Purchase Agreement, the Default Specialist shall only be entitled to obtain indemnification for such actions or omissions pursuant to the Purchase Agreement and not hereunder.
     12.6 Indemnification Procedures. Promptly, upon be coming aware of any matter which is subject to the provisions of Sections 12.4 or 12.5 (a “Claim”), any party seeking indemnification (an “Indemnified Party”) must give notice of the Claim to the other Party (the “Indemnifying Party”), accompanied by a copy of any written documentation regarding the Claim received by the Indemnified Party. The Indemnified Party shall also provide reasonable cooperation and information to assist the Indemnifying Party in the defense or settlement of any Claim. If the Indemnified Party fails to notify the Indemnifying Party of the Claim promptly or to provide reasonable cooperation and information to defend or settle the Claim, the Indemnifying Party shall not be required to indemnify the Indemnified Party to the extent that such failure prejudices the Indemnifying Party’s ability to defend or settle the Claim. The Indemnifying Party, at its sole option, may take whatever action it deems reasonable and appropriate in the handling, defense, or settlement of any Claim, subject to the terms of any applicable insurance policy; provided, however, that with respect to any Claim asserted by a Client, the Firm shall have all contact with such Client; provided, further, that the Default Specialist shall not have any liability for indemnification under this Agreement to the extent that the lack of any such contact with such Client adversely affects the ability of the Default Specialist to defend any Claim asserted by such Client. The Indemnifying Party will notify the Indemnified Party in writing of any proposed settlement of a Claim, and shall not settle any Claim without the prior written consent of the Indemnified Party unless such settlement includes an unconditional release of all liability of the Indemnified Party with respect thereto. The Indemnified Party shall not settle any Claim without the prior written consent of the Indemnifying Party. Notwithstanding the foregoing, the Firm shall have the exclusive right to settle any Client Claim, provided (i) the amount of any such Claim is not in excess of $100,000, (ii) that any such settlement includes an unconditional release of the Default Specialist and any other Indemnifying Party from all liability arising out of such Client Claim and (iii) that any such settlement does not contain any factual or legal admission by or with respect to the Default Specialist or any other Indemnifying Party or any adverse statement with respect to the character, professionalism, expertise or reputation of the Default Specialist or any other Indemnifying Party.
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     12.7 Limitation on Indemnification. No claim for indemnification by an Indemnified Party pursuant to Sections 12.4 or 12.5 shall be payable unless and until the aggregate amount of all Damages incurred by the Indemnified Party under Sections 12.4 or 12.5 exceeds Twenty-Five Thousand Dollars ($25,000.00), after which the Indemnified Party may seek indemnification for the full amount of such claims.
     12.8 Sole and Exclusive Remedy. Notwithstanding anything to the contrary in this Agreement, absent fraud, the Parties agree that the indemnification set forth in this Article XII shall be the sole and exclusive remedy for breaches of the representations, warranties, covenants and agreements described herein.
ARTICLE XIII. MISCELLANEOUS
     13.1 No Other Agreement. The terms and conditions set forth in this Agreement are those adopted by the Parties after extensive study and discussion and supersede all other agreements, contracts, statements, courses of conduct, and expressions of intent which may have previously existed between the Parties. This Agreement, to include the appendices, Schedules and Exhibits attached hereto and made a part hereof for all purposes, represent the entire agreement between the Parties.
     13.2 Notices. All notices, requests, demands, waivers and other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally; (b) sent by registered or certified mail, return receipt requested, postage prepaid; (c) sent by next-day or overnight courier or delivery to the applicable address set forth below; or (d) sent via facsimile or other electronic transmission (including transmission in portable document format by electronic mail), as set forth below or, in each case, at such other address as may be specified in writing to the other Party:
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If to the Default Specialist:	If to Seller:

American Processing Company, LLC
c/o Dolan Media Company
Attn : James P. Dolan
1200 Baker Building
706 Second Avenue South
Minneapolis, Minnesota 55402
Fax: (612) 317-9434
Email: jim.dolan@dolanmedia.com

with a copy to:

Trott & Trott, P.C. Attn: David A. Trott 30400 Telegraph Road, Suite 200 Bingham Farms, Michigan 48025 Fax: (248) 642-4573 Email: dtrott@trottlaw.com with a copy to:
Katten Muchin Rosenman LLP Attn: Walter S. Weinberg 525 West Monroe Street Chicago, Illinois 60661-3693 Fax: (312) 577-8771 Email: walter.weinberg@kattenlaw.com	Jaffe, Raitt, Heuer & Weiss, P.C. Attn: William E. Sider, Esq. 27777 Franklin Road, Suite 2500 Southfield, Michigan 48034 Fax: (248) 351-3082 Email: wsider@jaffelaw.com
     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (x) if by personal delivery, facsimile machine or other electronic transmission (including transmission in portable document format by electronic mail), on the date after such delivery, (y) if by certified or registered mail, on the third business day after the mailing thereof or (z) if by next-day or overnight courier or delivery.
     13.3 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Michigan without giving effect to its conflict of laws principles.
     13.4 Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect the meaning or interpretation of any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.
     13.5 Severability. If any covenant, agreement, provision or term of this Agreement is held to be invalid for any reason whatsoever, then such covenant, agreement, provision or term will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.
     13.6 Due Authorization. Each party warrants that the terms of this Agreement and its execution, delivery and performance have been duly authorized and approved by all necessary action of each Party.
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     13.7 Counterparts. The Parties may execute this Agreement in separate counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument. To the extent signed and delivered by means of a facsimile machine or other electronic transmission (including transmission in portable document format by electronic mail), this Agreement shall be treated in all manners and respects and for all purposes as an original and shall have the same binding legal effect as if it were the original signed version thereof delivered in person. None of the undersigned shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that such signature was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the enforceability of this Agreement and each of the undersigned forever waives any such defense.
     13.8 Amendments; Waivers. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Neither the waiver by either of the Parties of a breach of or a default under any of the provisions of this Agreement, nor the failure by either of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.
     13.9 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the Parties and their respective successors and permitted assigns.
     13.10 No Strict Construction; Interpretation. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction will be applied against any Person.
     13.11 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.
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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

     IN WITNESS WHEREOF, the undersigned hereby execute this Services Agreement as of the date first above written.

AMERICAN PROCESSING COMPANY, LLC

By:	DOLAN APC LLC
Its:	Manager

By:	/s/ James P. Dolan

Name:	James P. Dolan
Title:	President

TROTT & TROTT, P.C.

By:	/s/ David A. Trott

Name:	David A. Trott
Title:	President

DAVID A. TROTT

/s/ David A. Trott

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Exhibit “A”
Malpractice Insurance Policies

Type:	Lawyers Professional Liability

Carrier:	Federal Insurance Company

Policy Number:	8171-6767

Policy Period:	7/7/05-06

Named Insured:	Trott & Trott, PC

Coverage/Limits:	Limit of Liability	$5,000,000
	Aggregate	$5,000,000
	Maximum Aggregate	$7,500
	Grievance

Deductibles:	Self Insured Retention	$100,000
PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.